UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

____________

LTC PROPERTIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

MARYLAND	71-0720518
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

22917 Pacific Coast Hwy, Suite 350
Malibu, California 90265
(310) 455-6010
(Address of Principal Executive Offices and Zip Code)

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SECURITIES TO BE REGISTERED PURSUANT TO
SECTION 12(b) OF THE ACT:

8.0% Series F Cumulative Preferred Stock
(Title of Each Class to be so Registered)

New York Stock Exchange
(Name of Each Exchange on Which Each Class is to be Registered)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:
333-106555

SECURITIES TO BE REGISTERED PURSUANT TO
SECTION 12(g) OF THE ACT:

None

ITEM 1. Description of Registrant’s Securities to be Registered.
ITEM 2. Exhibits.
SIGNATURE
EXHIBIT 2.13

ITEM 1. Description of Registrant’s Securities to be Registered.

     A description of the 8.0% Series F Cumulative Preferred Stock (“Series F Preferred Stock”) to be registered hereunder is contained in the section entitled “Series F Preferred Stock” on pages S-15 through S-21 of the Prospectus Supplement dated February 18, 2004, as filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended (“Securities Act”). Such description is incorporated herein by reference. Such shares of Series F Preferred Stock were registered under the Securities Act as part of Registration Statement on Form S-3 No. 333-106555, as amended by Post-Effective Amendment No. 1, which Post-Effective Amendment was declared effective by the Commission on September 12, 2003 (the “Registration Statement”).

ITEM 2. Exhibits.

Exhibit
Number	Description

2.1	Amended and Restated Articles of Incorporation of the Registrant. (1)
2.2	Amended and Restated By-Laws of the Registrant. (2)
2.3	Articles Supplementary Classifying 3,080,000 shares of 9.5% Series A Cumulative Preferred Stock of the Registrant. (3)
2.4	Articles of Amendment of the Registrant. (4)
2.5	Articles Supplementary Classifying 2,000,000 shares of 9.0% Series B Cumulative Preferred Stock of the Registrant. (5)
2.6	Certificate of Amendment to Amended and Restated Bylaws of the Registrant. (6)
2.7	Articles Supplementary classifying 2,000,000 shares of 8.5% Series C Cumulative Convertible Preferred Stock of the Registrant. (7)
2.8	Articles Supplementary Classifying 40,000 shares of Series D Junior Participating Preferred Stock of the Registrant. (8)
2.9	Articles Supplementary reclassifying 5,000,000 shares of common stock to preferred stock. (9)
2.10	Certificate of Amendment to Amended and Restated Bylaws of the Registrant. (10)

Exhibit
Number	Description

2.11	Articles Supplementary classifying 2,200,000 shares of 8.5% Series E Cumulative Convertible Preferred Stock of the Registrant. (11)
2.12	Articles Supplementary Classifying the Series F Preferred Stock. (12)
2.13	Specimen share certificate for the Series F Preferred Stock.

(1)	Filed as Exhibit 3.1 to Registrant’s Form 8-K dated June 19, 1997 and incorporated herein by reference.

(2)	Filed as Exhibit 3.1 to Registrant’s Form 10-Q for the quarter ended June 30, 1996 and incorporated herein by reference

(3)	Filed as Exhibit 3.2 to Registrant’s Form 8-K dated June 19, 1997 and incorporated herein by reference.

(4)	Filed as Exhibit 3.3 to Registrant’s Form 8-K dated June 19, 1997 and incorporated herein by reference.

(5)	Filed as Exhibit 2.5 to Registrant’s Form 8-A dated December 15, 1997 and incorporated herein by reference.

(6)	Filed as Exhibit 3.1 to Registrant’s Form 10-Q for the quarter ended September 30, 1998 and incorporated herein by reference.

(7)	Filed as Exhibit 3.2 to Registrant’s Form 10-Q for the quarter ended September 30, 1998 and incorporated herein by reference.

(8)	Filed as Exhibit 4.7 to Registrant’s Registration Statement on Form 8-A filed on May 9, 2000 and incorporated herein by reference.

(9)	Filed as Exhibit 3.1 to Registrant’s Form S-3 as filed on June 27, 2003 and incorporated herein by reference.

(10)	Filed as Exhibit 3.10 to Amendment No. 2 to Registrant’s Form S-3 dated August 29, 2003 and incorporated herein by reference.

(11)	Filed as Exhibit 3.2 to Registrant’s Form 8-K dated September 15, 2003 and incorporated herein by reference.

(12)	Filed as Exhibit 4.1 to Registrant’s Form 8-K dated February 18, 2004 and incorporated herein by reference.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

February 20, 2004	LTC PROPERTIES, INC.
(“Registrant”)

	By:	/s/ Wendy Simpson

Wendy L. Simpson
Vice Chairman and Chief Financial Officer
(Principal Financial and Accounting Officer)